EXHIBIT 21.1

                              E COM VENTURES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

           NAME OF SUBSIDIARY                       STATE OF INCORPORATION
           ------------------                       ----------------------

           Perfumania, Inc.                                 Florida

           Magnifique Parfumes and Cosmetics, Inc.          Florida

           Perfumania Puerto Rico, Inc.                     Puerto Rico

           Ten Kesef II, Inc.                               Florida

           perfumania.com, inc.                             Florida

           Perfumania International Franchising, Inc.       Florida